EXHIBIT 10.01

RESTATED INTERCHANGE AGREEMENT

RESTATED AGREEMENT TO
COORDINATE PLANNING AND OPERATIONS AND
INTERCHANGE POWER AND ENERGY

Between

NORTHERN STATES POWER COMPANY

and

NORTHERN STATES POWER COMPANY (WISCONSIN)

Restated January 16, 2001
Restates Agreement Dated September 17, 1984, As Amended

RESTATED AGREEMENT TO
COORDINATE PLANNING AND OPERATIONS AND
INTERCHANGE POWER AND ENERGY

Between

NORTHERN STATES POWER COMPANY

and

NORTHERN STATES POWER COMPANY (Wisconsin)

Table of Contents

Article	Title	Page

ARTICLE I	Recitals	1
ARTICLE II	Objectives of Interchange Agreement	4
ARTICLE III	Definitions	4
ARTICLE IV	Coordinating Committee	4
ARTICLE V	Planning	5
ARTICLE VI	Interconnection Systems	6
ARTICLE VII	Operation and Maintenance	6
ARTICLE VIII	Metering	7
ARTICLE IX	Sales	8
ARTICLE X	Charges	9
ARTICLE XI	General Provisions	10
ARTICLE XII	Termination of Existing Agreements	13
ARTICLE XIII	Term of Agreement	13
ARTICLE XIV	Features of Interchange Agreement Subject to Automatic Adjustment Under Formula Provisions and Features Subject to Adjustment Only by Filing Under Federal Power Act	13

Exhibits

Exhibit I	Formula-type Procedures for Development of Amounts of Power Sales

Exhibit II	Formula-type Procedures for Development of Amounts of Energy Sales

Exhibit III	Formula-type Procedures for Development of Unit Rates for Power Sales

Exhibit IV	Formula-type Procedures for Development of Unit Rates for Energy Sales

Exhibit V	Formula-type Procedures for Development of Demand Related Costs

Exhibit VI	Formula-type Procedures for Development of Energy Related Costs

Exhibit VII	Specification of Rate of Return on Common Equity

Exhibit VIII	Specification of Average Monthly Peak Demands

Exhibit IX	Specification of Depreciation Rates

Exhibit X	Specification of Demand and Energy Classification of Production Expenses

RESTATED
AGREEMENT TO COORDINATE PLANNING AND OPERATIONS
AND
INTERCHANGE POWER AND ENERGY

ARTICLE I
RECITALS

          1.1 THIS RESTATED AGREEMENT, hereinafter referred to as the Interchange Agreement, is made this 16th day of January, 2001, by and among NORTHERN STATES POWER COMPANY, a Minnesota corporation, hereinafter referred to as “NSP (Minn)”; and NORTHERN STATES POWER COMPANY, a Wisconsin corporation, hereinafter referred to as “NSP (Wis).”

          1.2 WHEREAS, the parties to this Agreement, hereinafter called “Parties” or “NSP Companies” collectively, or “Party” singularly, are the owners and operators of electric generation and transmission facilities (hereinafter called “power supply facilities”) and are engaged in the business of providing electric power and energy at retail and wholesale; and

          1.3 WHEREAS, NSP (Minn) and NSP (Wis) are utility operating company subsidiaries of Xcel Energy Inc; and

          1.4 WHEREAS, the Parties for many years have coordinated the planning and operation of their power supply facilities under various coordinating agreements, including the “Coordinating Agreement Among Northern States Power Company (Minnesota) and Northern States Power Company (Wisconsin)” (“1982 Contract”) and the “Agreement to Coordinate Planning and Operations and Interchange Power and Energy Between Northern States Power Company (Minnesota) and Northern States Power Company (Wisconsin)” dated September 17, 1984 (“1984 Contract”); and

          1.5 WHEREAS, the object of the coordination among the Parties has been to plan and operate their power supply facilities as an integrated electric system; and

          1.6 WHEREAS, such integrated system planning and operation provides benefits to the Parties and their respective customers, including opportunities for:

A.	The construction of new generation and transmission facilities of optimum size to produce maximum economies of scale for the Parties’ combined electric system as a whole;

B.	The economical use of capacity and energy available from variations in load patterns resulting from the diversity of loads imposed by the respective Parties;

C.	The utilization of the seasonal and diversity patterns of other utilities not contiguous to each of the respective Parties for the outlet of surplus capacity and energy which may be available from time to time, together with the opportunity, because of such variation in seasons and diversity of loads, to acquire capacity and energy from other utilities and thus avoid or defer the construction of generating capacity to meet seasonal loads;

D.	The pooling of reserves to reduce the magnitude of reserve capacity required by the respective Parties in order to assure reliable service to their respective customers;

E.	Improvement in the reliability of electric service through the use of transmission interconnections which provide the respective Parties with the opportunity to call upon one another as well as other utilities with which they, or any of them, are interconnected to provide backup service in case of emergencies or breakdowns in excess of the reserves carried by the respective Parties; and

F.	The provision of the most economical energy for the customers of the respective Parties by use of a centralized economic dispatch system.

          1.7 WHEREAS, the Parties having planned and operated their power supply facilities as an integrated system, it is fitting that each should bear the same unit cost of power supply as the others; and

          1.8 WHEREAS, under the 1982 Contract the unit cost of power supply was equalized among the Parties through sales of power and energy among the Parties as set out in the contract; and

          1.9 WHEREAS, the Parties desire to continue to plan and operate their power supply facilities on an integrated system basis and, through sales among themselves, to equalize their unit power supply costs; and

          1.10 WHEREAS, the rates under which the sales of power and energy were made among the Parties under the 1984 Contract were formula rates stated in generalized terms; and

          1.11 WHEREAS, the Parties’ desire to provide for greater specificity in the formula rates under which the sales among themselves are made and to perfect and refine the cost of service procedures contained in the formula rates; and

          1.12 WHEREAS, NSP(Minn) is the successor public utility to the rights and obligations of Northern States Power Company (Minnesota) under the 1984 Contract;

          1.13 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter stated, the Parties agree and contract as follows:

ARTICLE II
OBJECTIVES OF INTERCHANGE AGREEMENT

          The objectives of this Interchange Agreement are (1) to provide the contractual basis for the continued planning and operation of the power supply facilities of the Parties in such a manner as to achieve the maximum possible economies consistent with the highest practicable reliability of service and (2) to provide the basis for determining the amounts of power and energy needed to be sold among the Parties and the charges for such sales in order to equalize the Parties’ unit costs of power supply.

ARTICLE III
DEFINITIONS

          3.1 “Sales of power and energy” are the sales of power in kilowatts and the sales of energy in kilowatt-hours made under this Interchange Agreement by each Party to the other Party.

          3.2 “Generation facilities” are those facilities of the Parties which produce power and energy and introduce it into the transmission facilities.

          3.3 “Transmission facilities” are all facilities which serve a transmission function.

          3.4 “Power supply facilities” consist of both generation and transmission facilities as defined above.

          3.5 A Party’s “system” refers to the system of power supply facilities which it owns. Where the context indicates such intent, “system” refers to the combined system of power supply facilities of all Parties.

ARTICLE IV
COORDINATING COMMITTEE

          Coordinating Committee. The Parties shall establish a committee to be known as the Coordinating Committee to coordinate planning and operations among themselves. Each of the Parties shall designate, in writing, two persons who are to act as its representatives on the committee. The Coordinating Committee shall be responsible for the following:

A.	Coordinating the planning and design of generation and transmission facilities to be installed by the Parties in the ensuing 10 year period;

B.	Coordinating the operation and maintenance of generation and transmission facilities of the Parties;

C.	Administering procedures for determining the amounts of power and energy sold among the Parties In accordance with the provisions of this Interchange Agreement;

D.	Administering the development of monthly charges under the formula rates contained in this Interchange Agreement; and

E.	Such other matters as the Coordination Committee may determine to be necessary or desirable in order to carry out the purposes of this Interchange Agreement.

The Coordinating Committee shall select a chairman and vice-chairman from its members, and the chairman, or in his absence the vice-chairman, shall convene meetings of the committee from time to time as deemed appropriate. The chairman and the vice chairman shall not be employees of the same Party.

ARTICLE V
PLANNING

          The Parties agree that their power supply facilities shall be planned and developed on the basis that their combined individual systems constitute an integrated electric system and that the objective of their planning shall be to maximize the efficiency and reliability of the system as a whole.

ARTICLE VI
INTERCONNECTION SYSTEMS

          6.1 Transmission Facilities. The Parties shall maintain adequate Interconnections between their respective systems which will permit interchange of electric power and energy pursuant to this Interchange Agreement.

          6.2 Associated System Facilities. Each Party shall provide in its system facilities for such telemetering, load control, communication, and relay protection as is necessary for the proper operation of the interconnected systems.

ARTICLE VII
OPERATION AND MAINTENANCE

          7.1 Operation. The interconnected systems of the Parties shall be operated in continuous synchronism and in coordination with each other. If the synchronous operation of the systems becomes interrupted because of reasons beyond the control of any Party or because of scheduled construction or maintenance, the Parties shall cooperate to remove the cause of the interruption as soon as practicable and restore the systems to normal operating condition.

          7.2 Service Conditions. It is intended that no Party shall be obligated to deliver reactive power to any other Party or to receive reactive power from any other Party when to do so may introduce objectionable operating conditions on the system of any Party. It is recognized that in order to assure adequate service and economical use of the facilities of the Parties’ systems it may be necessary from time to time to establish operating procedures for carrying reactive power loads of one system by the other.

          7.3 Recognition of Flow of Power and Energy. It is recognized by the Parties that their respective electric systems are and will be directly or indirectly interconnected with electric systems owned or operated by others, that the flow of power and energy among the systems of the Parties will in part be controlled by the physical and electrical characteristics of the facilities involved and the manner in which they are operated, and that part of the power and energy being delivered under this Interchange Agreement may flow through such other systems rather than through the facilities of the Parties.

          Each Party shall at all times cooperate with other interconnected systems in establishing arrangements which may be necessary to relieve any hardship on other systems caused by energy flows from deliveries hereunder.

          7.4 Correction of Trouble. In the event that the interconnected operation of the systems herein contemplated results in trouble on any Party’s system including, but not limited to, interruptions, grounds, communication interference, unreasonable surges, or objectionable voltage fluctuations, where such trouble is caused by the method of operation or the facilities employed by another Party, its customers, or fourth party suppliers connected to its lines, such trouble shall be corrected by the Party on or through whose system it originates within a reasonable time after written notice thereof.

          7.5 Emergency Service from a Third Party. In the event of an emergency on a Party’s system the other Party shall procure emergency service from other systems which may be available. Any Party procuring such service shall be the sole judge of its ability to supply emergency service.

ARTICLE VIII
METERING

          8.1 Metering. Suitable metering equipment shall be installed for determining the flow of power and energy among the Parties. The ownership of and responsibility for metering equipment shall be determined by the Parties. Any Party may at any time install and maintain duplicate meters at its own expense.

          8.2 Meter Readings. Each Party shall read its meters at times to be agreed upon and promptly forward such registrations to the other Party.

          8.3 Meter Tests, Accuracy, and Adjustments. Each meter shall be tested periodically and maintained in an accurate condition by the Party owning the meter in accordance with rules prescribed by regulatory bodies having jurisdiction thereof. Adjustments of any meter readings for meter error shall not extend beyond 60 days previous to day on which inaccuracy is discovered. Should any metering equipment at any time fail to register, or should the registration thereof be so erratic as to be meaningless, the quantities of power and energy delivered shall be determined from the best information available.

ARTICLE IX
SALES

          9.1 Amount of Sales. The Parties shall sell power and energy to each other in amounts that will allow them to achieve equal unit costs of power supply. The amount of power sold by each Party to the other Party in each billing month shall be determined as set out in Exhibit I hereto. The amount of energy sold by each Party to the other Party in each billing month shall be determined as set out in Exhibit II hereto.

          9.2 Character of Service. Power and energy sold hereunder shall be delivered as three-phase alternating current, at a frequency of approximately 60 Hz with such variations from nominal voltages as may be mutually established from time to time.

          9.3 Continuity of Delivery. Power and energy sold hereunder shall be furnished continuously except for interruptions or curtailments in service caused by an uncontrollable force, or by operation of devices installed for system protection, or by the necessary installation, maintenance, repair, and replacement of facilities. Such interruptions or reductions in service shall not constitute a breach of this Interchange Agreement, and no Party shall be liable to the other for damages resulting therefrom. Except in case of emergency, each Party shall give reasonable advance notice of temporary interruptions or curtailments in service necessary for such installations, maintenance, repair, and replacement of facilities, and shall attempt to schedule such interruptions or curtailments as convenient for all Parties.

ARTICLE X
CHARGES

          10.1 Compensation General Principle. The objective of the charges provided for herein is to compensate the Party selling power and energy for its full fixed costs including return and its full variable costs of producing and transmitting the power and energy.

          10.2 Monthly Charges. The Parties selling power and energy under this Interchange Agreement shall charge the unit rates for power (dollars per kilowatt) developed each month pursuant to Exhibit III hereof and the unit rates for energy (mills per kilowatt-hour) developed each month pursuant to Exhibit IV hereof. The unit rate for power for each Party shall be applied to the number of kilowatts of power sold by the Party pursuant to Paragraph 9.1 hereof in the billing month, and the unit rate for energy for each Party shall be applied to the number of kilowatt-hours sold by that Party pursuant to that Paragraph.

          10.3 True-up for Payments for Power. The unit rates for power developed pursuant to Exhibit III hereof shall initially be developed on the basis of estimated data for the calendar year. When actual cost data are available, the total annual costs shall be redetermined and the total annual payment by each Party shall be adjusted to reflect the actual cost data. The specification of average monthly coincidental peak demands specified in Exhibit VIII shall not, however, be adjusted to actual data in the true-up process. The adjustment shall be accomplished by a surcharge or credit, whichever is appropriate, on the next statement prepared under Paragraph 10.4 hereof. The estimated data for the calendar year used to develop the unit rates for power may be adjusted from time to time to reflect significant revisions in estimates.

          10.4 Statements. As promptly as practicable after the first day of each calendar month, the Parties shall cause to be prepared a statement setting forth the transactions and charges between the Parties during the preceding month in such detail and with such segregations as may be needed for operating records or for settlements under the provisions of this Interchange Agreement. The statement shall set forth in detail the charges and credits to each Party and the net balance due.

          10.5 Method of Settlement. The Party or Parties owing a net balance due, as set forth in the monthly statement, shall pay the net balance due within 10 days of the date of the statement.

ARTICLE XI
GENERAL PROVISIONS

          11.1 Reports and Information. Each Party shall, upon request, furnish to the other Party such reports and information concerning its system operations as are reasonably necessary to enable each member of the Operating Committee to make an informed judgment on all matters considered by the Committee.

          11.2 Uncontrollable Force. No Party shall be considered to be in default in respect of any obligation hereunder if prevented from fulfilling such obligation by reason of an uncontrollable force. The term “uncontrollable force” shall include, among others, such causes as failure of facilities, flood, earthquake, storm, lightning, fire, epidemic, war, riot, civil disturbance, labor disturbance, sabotage, delay in receiving supplies and materials, collision, or restraint or order of court or public authority having jurisdiction, or other causes beyond the control of the Party affected, and which by exercise of due diligence and foresight could not reasonably have been avoided. Any Party unable to fulfill any obligation by reason of an uncontrollable force shall remove said inability with reasonable dispatch; except that the settlement of strike or labor disturbance shall be entirely within the discretion of the Party incurring the strike or disturbance.

          11.3 Indemnity. Each Party agrees to defend, indemnify, and hold harmless the other Party against any and all claims, liability, loss, damage, or expense caused by or resulting from the negligent acts or omissions of the indemnifying Party, its employees or agents in connection with the performance of this Interchange Agreement.

          11.4 Waivers. Any waiver at any time by a Party of its rights with respect to default of this Interchange Agreement or with respect to any other matter arising in connection with this Interchange Agreement, shall not be deemed a waiver with respect to any subsequent default or matter. Any delay, short of the statutory period of limitation, in asserting of enforcing any right under this Interchange Agreement, shall not be deemed a waiver of such rights.

          11.5 Right of Access. Each Party shall give authorized agents and employees of any other Party the right to enter its premises at all reasonable times for the purpose of reading or checking meters, for constructing, testing, repairing, renewing, exchanging, or removing any or all of such other Party’s equipment which may be located on the property of the Party or performing any work incident hereto.

          11.6 Successors and Assigns. This Interchange Agreement shall inure to the benefit of, and shall bind, the successors of the Parties hereto but shall not be assigned by any Party without first securing written consent of the other Party.

          11.7 Limitation as to Third Parties. The signatories hereto shall be the only Parties in interest to this Interchange Agreement. This Interchange Agreement is not intended to and shall not grant rights of any character whatsoever in favor of any person, corporation, association, or entity other than the Parties, and the obligations herein assumed by the Parties are solely for the use and benefit of the Parties. Nothing herein contained shall be construed as permitting or vesting in any person, corporation, association, or entity other than the Parties, any rights hereunder or in any of the electric facilities owned by the Parties or the use thereof.

          11.8 Independent Contractors. It is agreed among the Parties that by entering into this Interchange Agreement providing for coordinated planning and operation of their systems, the Parties shall not become partners, but as to each other and to third persons, the Parties shall remain independent contractors in all matters relating to this Agreement.

          11.9 Notices. Any notices, demands, or requests, required or authorized by this Interchange Agreement, shall be deemed properly given if mailed postage prepaid, as follows:

For NSP (Minn):	For NSP (Wis):
President	President
Minnesota Jurisdiction	Wisconsin Jurisdiction
Northern States Power Company	Northern States Power Company (Wisconsin)
414 Nicollet Mall	1414 West Hamilton Avenue
Minneapolis, MN 55401	P.O. Box 8
Eau Claire, WI 54702-0008

          The designation of the persons to be notified or the address of such person may be changed at any time by similar notice.

          11.10 Regulatory Approval. This Interchange Agreement and all obligations hereunder are subject to the regulation of the Federal Energy Regulatory Commission and any other regulatory body or governmental authority having jurisdiction thereof.

          11.11 The interpretation and performance of this Interchange Agreement shall be in accordance with and controlled by the laws of the State of Minnesota.

ARTICLE XII
TERMINATION OF EXISTING AGREEMENTS

          The following agreements are terminated as of the date that this Interchange Agreement is permitted to become effective as a rate schedule under Section 205 of the Federal Power Act.

A.	Coordinating Agreement, dated April 23, 1982.

B.	Amendment to Coordinating Agreement, Article 7.09, Determination of Return on Investment, dated October 29, 1982.

C.	Agreement to Coordinate Planning and Operations and Interchange Power and Energy, dated September 17, 1984, as amended.

Termination of the foregoing agreements shall have no effect on unpaid bills or other liabilities which may have accrued as of the date of termination.

ARTICLE XIII
TERM OF AGREEMENT

          This Restated Interchange Agreement shall become effective January 1, 2001, or the date that it is permitted to become effective as a rate schedule under Section 205 of the Federal Power Act. The contract may be terminated by either Party giving the other Party five years written notice. The Interchange Agreement may be terminated at any time by mutual agreement of the Parties. The applicable provisions of the Interchange Agreement shall continue in effect after termination to the extent necessary to provide for final billings and adjustment.

ARTICLE XIV
FEATURES OF INTERCHANGE AGREEMENT SUBJECT TO
AUTOMATIC ADJUSTMENT UNDER FORMULA PROVISIONS
AND FEATURES SUBJECT TO ADJUSTMENT ONLY BY FILING
UNDER FEDERAL POWER ACT

          14.1 Automatically Adjusting Features. It is the intent of the Parties that Exhibits I, II, III, IV, V and VI of this Interchange Agreement establish formula-type procedures for developing the amounts of power and energy sales and the unit rates charged for such sales and that the amounts developed under the formula-type procedures set out in those exhibits will adjust automatically from time to time as provided in the exhibits and that no filings will be made at the Federal Energy Regulatory Commission or any successor agency to reflect such automatic adjustments. It is the further intent of the Parties that any change in the formula-type procedures set out in the above specified exhibits shall be filed as a rate change under the Federal Power Act.

          14.2 Features Not Automatically Adjusting. It is the intent of the Parties that the values and data specified in Exhibits VII, VIII, IX, X and XI shall not be subject to automatic adjustment and may be changed only by filing revised sheets as a rate change under the Federal Power Act. The Parties contemplate that a revised Exhibit VIII will be filed annually at the end of each calendar year to specify the projected average monthly peak demands for the succeeding calendar year, but that if the projected demands are not available before the commencement of the calendar year to which they apply, they may be filed as soon in that calendar year as feasible, with a request, in which each Party shall concur, that they be made effective as of the first day of the calendar year.

          14.3 Example of Development of Unit Rates. Exhibit III and IV illustrate in detail the development of the unit rates for power and energy sales. It is the Intent of the Parties that no material change in the procedures used to develop the unit rates will be made without filing a revised Exhibit III and IV illustrating the change as a rate change under the Federal Power Act.

          IN WITNESS WHEREOF, the Parties have caused this instrument to be executed by their respective authorized officials as of the day and year first above written.

ATTEST	NORTHERN STATES POWER

By:	By:

Title:
NORTHERN STATES POWER COMPANY
(WISCONSIN)

By:

Title:

Exhibits

Exhibit I	Formula-type Procedures for Development of Amounts of Power Sales

Exhibit II	Formula-type Procedures for Development of Amounts of Energy Sales

Exhibit III	Formula-type Procedures for Development of Unit Rates for Power Sales

Exhibit IV	Formula-type Procedures for Development of Unit Rates for Energy Sales

Exhibit V	Formula-type Procedures for Development of Demand Related Costs

Exhibit VI	Formula-type Procedures for Development of Energy Related Costs

Exhibit VII	Specification of Rate of Return on Common Equity

Exhibit VIII	Specification of Average Monthly Peak Demands

Exhibit IX	Specification of Depreciation Rates

Exhibit X	Specification of Demand and Energy Classification of Production Expenses